Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Oragenics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)		Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Shares of Series H Preferred Stock, no par value (1) (3)	457(o)	-	$25.00		$20,000,000	0.00015310	$3,062.00
Fees to Be Paid	Equity	Series H Preferred Stock warrants (3))	457(o)	-	-		Included above	-	-
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of Series H Preferred Stock (3)	457(o)	-	-		Included above	-	-
Fees to Be Paid	Equity	Shares of Series H Preferred Stock issuable upon exercise of Series H Warrants (4)	457(i)	-	$25.00		$20,000,000	0.00015310	$3,062.00
	Total Offering Amounts						$40,000,000		$6,124.00
	Total Fees Previously Paid					$			$0
	Total Fee Offsets						—		813.34	(5)
	Net Fee Due								$5,310.66	(5)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Oragenics, Inc.	S-1	333-283927	December 18, 2024		$765.50	Equity	Shares of Common Stock issuable upon exercise of Representative Warrants, par value $0.001 per share	N/A	$5,000,000
Fee Offset Claims	Oragenics, Inc.	S-1/A	333-283927	December 18, 2024	January 8, 2025	$47.84	Equity	Shares of Common Stock issuable upon exercise of Representative Warrants, par value $0.001 per share	N/A	$312,500

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(3)	The proposed maximum aggregate offering price of the Units (consisting of Series H Preferred Stock and Series H Preferred Stock Warrants) is $20,000,000.
(4)	The Series H Preferred Stock Warrants are exercisable at $25.00 per share.
(5)	On December 18, 2024, the registrant filed a Registration Statement on Form S-3 (File No. 333-283927) (the “Prior Registration Statement”). The Prior Registration Statement was withdrawn on February 4, 2025 , and therefore all offerings thereunder have been terminated. As a result, the registrant has $5,312,500 of unsold securities and $813.34 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using a portion of the unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with this filing.